FIRST INVESTORS SERIES FUND II, INC.

                              ARTICLES OF AMENDMENT


                  First Investors Series Fund II, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
                  FIRST: The Charter of the Corporation is amended by redesignating all of the issued and unissued shares of the Corporation's First Investors Made In The U.S.A. Fund Class A capital stock as First Investors U.S.A. Mid-Cap Opportunity Fund Class A capital stock and all of the issued and unissued shares of the Corporation's First Investors Made In The U.S.A. Fund Class B capital stock as First Investors U.S.A. Mid-Cap Opportunity Fund Class B capital stock. Subsequent to such redesignation, the capital stock of the Corporation is classified as follows:

         Designation                                       Number of Shares
         -----------                                       ----------------
         First Investors U.S.A. Mid-Cap Opportunity
         Fund Class A capital stock                           50,000,000
         First Investors U.S.A. Mid-Cap Opportunity
         Fund Class B capital stock                           50,000,000
         First Investors Utilities Income
         Fund Class A capital stock                           50,000,000
         First Investors Utilities Income
         Fund Class B capital stock                           50,000,000
         First Investors Growth & Income
         Fund Class A capital stock                           50,000,000
         First Investors Growth & Income
         Fund Class B capital stock                           50,000,000
         Unclassified                                        100,000,000
                                                             -----------
                                                             400,000,000


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      SECOND:  The foregoing  amendments to the Charter of the Corporation  were unanimously approved by the entire board of directors by written consent action dated as of February 8, 1996.

      THIRD: The foregoing amendments to the Charter of the Corporation are limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by stockholders.

      FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

      FIFTH: These Articles of Amendment shall become effective at 12:01 a.m. on February 15, 1996.

      IN WITNESS WHEREOF, First Investors Series Fund II, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles of Amendment are the act of the Corporation and that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects and that this statement is made under the penalties of perjury.

                                            FIRST INVESTORS SERIES
                                            FUND II, INC.
WITNESS:

/s/ Carol Lerner Brown                         By: /s/ Concetta Durso
----------------------                             ------------------
Name:  Carol Lerner Brown                      Name:  Concetta Durso
Title:  Assistant Secretary                    Title: Vice President